================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  --------------------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported):  November 20, 2000
                                                            -----------------

                               Fifth Third Bancorp
 ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Ohio                   000-08076                31-0854434
 ------------------------------------------------------------------------------
    (State or other jurisdiction       (Commission             (IRS Employer
         of incorporation)             File Number)          Identification No.)

                   Fifth Third Center, Cincinnati, Ohio 45263
 ------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)





Registrant's telephone number, including area code: (513) 579-5300
                                                    --------------


                                       N/A
 ------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


================================================================================

Item 5. Other Events.

         As previously reported in Fifth Third Bancorp's Current Report on Form 8-K filed on November 20, 2000, Fifth Third and Old Kent Financial Corporation entered into an Agreement and Plan of Merger on November 20, 2000, pursuant to which Old Kent would be merged with and into Fifth Third. A copy of that Agreement and Plan of Merger was included as an exhibit to that report.

         Subsequently, in order to structure the merger as a merger of Old Kent with and into Fifth Third Financial Corporation, a newly-formed, wholly-owned subsidiary of Fifth Third, Fifth Third and Old Kent prepared an Amended and Restated Agreement and Plan of Merger. This Amended and Restated Agreement and Plan of Merger was approved by the Old Kent board of directors on January 15, 2001 and was approved by the Fifth Third and Fifth Third Financial Corporation boards of directors on January 16, 2001. The Amended and Restated Agreement and Plan of Merger was then executed by Fifth Third, Fifth Third Financial Corporation and Old Kent on January 16, 2001.

         This amendment is being filed to include a copy of the Amended and Restated Agreement and Plan of Merger as well as unaudited pro forma condensed combined financial information of Fifth Third giving effect to Fifth Third's pending acquisitions of both Old Kent Financial Corporation and Capital Holdings, Inc. so that such information may be incorporated into Fifth Third's other filings with the Securities and Exchange Commission.

       As a result of the merger, each issued and outstanding share of Old Kent common stock (excluding treasury and certain other shares), together with the preferred stock purchase rights attached thereto, will be converted into 0.74 of a share of Fifth Third common stock. Cash will be paid for any fractional share of Fifth Third common stock to which any holder of Old Kent common stock would be entitled pursuant to the merger in lieu of such fractional share. This exchange ratio is subject to change if, prior to the effective time of the merger the outstanding shares of Fifth Third common stock or Old Kent common stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization. In this case, an appropriate and proportionate adjustment shall be made to the exchange ratio.

       Each share of Old Kent series D perpetual preferred stock issued and outstanding immediately prior to the effective time of the merger shall be converted into one share of perpetual preferred stock of Fifth Third designated as Fifth Third series D perpetual preferred stock. The terms of the Fifth Third series D perpetual preferred stock shall be substantially identical to the terms of the Old Kent series D perpetual preferred stock, except for such changes as may be required to give effect to the adjustment required by Section D.5.3.E. of the certificate of designations, preferences and rights relating thereto in respect of the merger. Each share of Old Kent series E perpetual preferred stock issued and outstanding immediately prior to the effective time of the merger shall be converted into one share of perpetual preferred stock of Fifth Third designated as Fifth Third series E perpetual preferred stock. The terms of the Fifth Third series E perpetual preferred stock shall be substantially identical to the terms of the Old Kent series E perpetual preferred stock.

       Consummation of the merger will result in the Old Kent common stock ceasing to be listed on the New York Stock Exchange and the termination of the registration of such securities pursuant to the Securities Exchange Act of 1934.

       The merger is expected to qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code and to be accounted for as a pooling-of-interests. The merger is subject to approval by the shareholders of Old Kent, approval by the shareholders of Fifth Third, receipt of certain regulatory approvals and other customary conditions set forth in the Amended and Restated Agreement and Plan of Merger.

       As a condition and inducement to Fifth Third's entering into the Agreement and Plan of Merger, Old Kent entered into a Stock Option Agreement with Fifth Third. Pursuant to the Stock Option Agreement, Old Kent has granted to Fifth Third an option to purchase up to 19.9% of Old Kent's outstanding common stock at a price of $25.00 per share, exercisable only upon the occurrence of certain events. Both the number of shares subject to the option and the exercise price therefor are subject to adjustment as provided in the Stock Option Agreement. The Stock Option Agreement was included as Exhibit 4.1 to this Current Report on Form 8-K as originally filed on November 20, 2000, and is hereby incorporated herein by reference.

       Pursuant to the Amended and Restated Agreement and Plan of Merger, upon consummation of the merger, the articles of incorporation of Fifth Third Financial Corporation shall be the articles of incorporation of the surviving corporation, and the code of regulations of Fifth Third Financial Corporation shall be the code of regulations of the surviving corporation, until each is amended in accordance with law. Additionally, in the Amended and Restated Agreement and Plan of Merger, Fifth Third has agreed: (1) to take all steps reasonably required to appoint three Directors of Old Kent as Directors of Fifth Third, and (2) to extend offers to all individuals who are members of the Board of Directors of Old Kent immediately prior to the effective time of the merger to become members of the Board of Directors of Fifth Third's principal bank located in Michigan (or any successor thereto) immediately after the effective time of the merger.

       The Amended and Restated Agreement and Plan of Merger may be terminated by either Fifth Third or Old Kent if the merger has not been consummated by November 20, 2001, unless the failure of the consummation to occur by such date shall be due to the failure of the party seeking to terminate the Amended and Restated Agreement and Plan of Merger to perform or observe the covenants and agreements of such party set forth therein.

         The preceding summary of certain provisions of the Amended and Restated Agreement and Plan of Merger, a copy of which is filed as an exhibit hereto and is incorporated by reference herein, and the Stock Option Agreement, a copy of which was filed as an exhibit to this Current Report on Form 8-K as originally filed on November 20, 2000, is not intended to be complete and is qualified in its entirety by reference to the full text of such agreements.

                      FORWARD-LOOKING STATEMENT DISCLOSURE

         This report contains or may contain forward- looking statements about Fifth Third Bancorp, Capital Holdings, Inc., Old Kent Financial Corporation and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward- looking statements are made in connection to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third and/or the combined company. These forward- looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third, Capital Holdings and/or Old Kent do business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Fifth Third, Capital Holdings and/or Old Kent are engaged; and (6) changes in the securities markets. Further information on other factors which could effect the financial results of Fifth Third after the mergers are included in Fifth Third's, Capital Holdings' and Old Kent's filings with the SEC. These documents are available free of charge at the SEC's website at http://www.sec.gov and/or from Fifth Third, Capital Holdings or Old Kent.

Item 7. Financial Statements and Exhibits

         (a)      Financial statements of business acquired.

                  N/A

         (b)      Pro forma financial information.


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Combined Financial Information is based on the historical financial statements of Fifth Third, Old Kent and Capital Holdings and has been prepared to illustrate the effects of the acquisitions described below. The Unaudited Pro Forma Condensed Combined Financial Information is presented for illustration purposes only in accordance with the assumptions set forth below, and is not necessarily indicative of the operating results or financial position that would have occurred if Fifth Third's mergers with Old Kent and Capital Holdings had been consummated nor is it necessarily indicative of future operating results or financial position of the combined company.

     The Unaudited Pro Forma Condensed Combined Financial Information reflects the following transactions using the pooling-of-interests method of accounting:
(1) pending merger of Fifth Third and Old Kent; and (2) pending merger of Fifth Third and Capital Holdings.

     The Unaudited Pro Forma Condensed Combined Balance Sheet assumes Fifth Third's mergers with Old Kent and Capital Holdings were consummated on September 30, 2000.

     The Unaudited Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 2000 and the years ended December 31, 1999, 1998 and 1997 present the combined results of operations of Fifth Third, Old Kent and Capital Holdings as if the mergers had been effective at the beginning of each period presented.

     Fifth Third expects that substantial benefits will be achieved from the mergers with Old Kent and Capital Holdings including operating cost savings and revenue enhancements. The pro forma earnings do not reflect any potential savings or revenue enhancements which are expected to result from the consolidation of operations of Fifth Third, Old Kent and Capital Holdings and are not necessarily indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings and revenue enhancements to be realized.


                      FIFTH THIRD BANCORP AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                                    ($000'S)

                                     FIFTH THIRD      OLD KENT       CAPITAL
                                     BANCORP AND      FINANCIAL     HOLDINGS,      PRO FORMA      PRO FORMA
                                     SUBSIDIARIES    CORPORATION       INC.       ADJUSTMENTS     COMBINED
                                     ------------    -----------    ----------    -----------    -----------
ASSETS
  Cash and Due From Banks..........  $   779,589     $   654,298    $   20,296     $      --     $ 1,454,183
  Securities Available for Sale....   14,847,612       3,391,554       227,928            --      18,467,094
  Securities Held to Maturity......       44,110         562,762            --            --         606,872
  Other Short-Term Investments.....      200,381          44,624            --            --         245,005
  Loans Held for Sale..............      437,466         934,793            --            --       1,372,259
  Loans and Leases.................   25,861,725      15,617,327       823,989            --      42,303,041
  Reserve for Credit Losses........     (383,923)       (223,913)      (11,846)      (42,000)(3)    (661,682)
                                     -----------     -----------    ----------     ---------     -----------
         Net Loans and Leases......   25,477,802      15,393,414       812,143       (42,000)     41,641,359
  Bank Premises and Equipment......      498,990         277,808        10,188       (42,000)(3)     744,986
  Accrued Income Receivable........      348,414         170,133         7,609            --         526,156
  Other Assets.....................    1,761,536       1,089,214         6,503       (10,000)(3)   2,847,253
                                     -----------     -----------    ----------     ---------     -----------
         Total Assets..............  $44,395,900     $22,518,600    $1,084,667     $ (94,000)    $67,905,167
                                     ===========     ===========    ==========     =========     ===========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
  Total Deposits...................  $25,474,581     $16,758,128    $  873,886     $      --     $43,106,595
  Federal Funds Borrowed...........    3,598,709         782,550        13,660            --       4,394,919
  Short-Term Bank Notes............    2,900,536              --            --            --       2,900,536
  Other Short-Term Borrowings......    1,695,180       2,567,202        39,206            --       4,301,588
  Accrued Taxes, Interest and
    Expenses.......................    1,157,945         304,001        10,280       141,000(3)    1,613,226
  Other Liabilities................      238,478          55,394         4,111            --         297,983
  Long-Term Debt...................    4,721,842         349,779        48,900            --       5,120,521
  Guaranteed Preferred Beneficial
    Interests in Convertible
    Preferred Debentures...........      172,500         100,000            --            --         272,500
                                     -----------     -----------    ----------     ---------     -----------
         Total Liabilities.........   39,959,771      20,917,054       990,043       141,000      62,007,868
                                     -----------     -----------    ----------     ---------     -----------
SHAREHOLDERS' EQUITY
  Preferred Stock:
    Series D Perpetual.............           --           7,250            --            --           7,250
    Series E Perpetual.............           --           2,000            --            --           2,000
  Common Stock.....................    1,033,188         137,029         1,178        96,885(2)    1,268,280
  Capital Surplus..................      620,893         562,127        60,513       (96,993)(2)   1,146,540
  Retained Earnings................    3,102,851         935,640        35,468      (235,000)(3)   3,838,959
  Net Unrealized Losses on
    Securities Available for
    Sale...........................     (156,031)        (42,500)       (2,427)           --        (200,958)
  Treasury Stock...................     (164,772)             --          (108)          108(2)     (164,772)
                                     -----------     -----------    ----------     ---------     -----------
         Total Shareholders'
           Equity..................    4,436,129       1,601,546        94,624      (235,000)      5,897,299
                                     -----------     -----------    ----------     ---------     -----------
         Total Liabilities and
           Shareholders' Equity....  $44,395,900     $22,518,600    $1,084,667     $ (94,000)    $67,905,167
                                     ===========     ===========    ==========     =========     ===========

See accompanying notes to the unaudited pro forma condensed combined financial information.


                      FIFTH THIRD BANCORP AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR NINE MONTHS ENDED SEPTEMBER 30, 2000
                   ($000'S, EXCEPT SHARES AND PER SHARE DATA)

                                   FIFTH THIRD       OLD KENT       CAPITAL
                                   BANCORP AND      FINANCIAL      HOLDINGS,      PRO FORMA      PRO FORMA
                                  SUBSIDIARIES     CORPORATION        INC.       ADJUSTMENTS      COMBINED
                                  -------------    ------------    ----------    -----------    ------------
Interest Income.................  $  2,427,356     $  1,227,978    $   60,512    $       --     $  3,715,846
Interest Expense................     1,328,198          644,423        35,658            --        2,008,279
                                  ------------     ------------    ----------    ----------     ------------
Net Interest Income.............     1,099,158          583,555        24,854            --        1,707,567
Provision for Credit Losses.....        65,926           40,201         1,375            --          107,502
                                  ------------     ------------    ----------    ----------     ------------
Net Interest Differential.......     1,033,232          543,354        23,479            --        1,600,065
                                  ------------     ------------    ----------    ----------     ------------

Other Operating Income:
  Service Charges on Deposits...       160,631           61,119           488            --          222,238
  Other Operating Income........       581,971          269,159         1,240            --          852,370
                                  ------------     ------------    ----------    ----------     ------------
Total Other Income..............       742,602          330,278         1,728            --        1,074,608
                                  ------------     ------------    ----------    ----------     ------------
Operating Expenses:
  Salaries, Wages and
    Benefits....................       395,097          283,406         6,607            --          685,110
  Equipment and Occupancy
    Expenses....................        94,836           81,554         1,246            --          177,636
  Other Operating Expenses......       356,434          223,678         4,251            --          584,363
                                  ------------     ------------    ----------    ----------     ------------
Total Operating Expenses........       846,367          588,638        12,104            --        1,447,109
                                  ------------     ------------    ----------    ----------     ------------
Earnings Before Income Taxes....       929,467          284,994        13,103            --        1,227,564

Applicable Income Taxes.........       302,984           89,554         4,333            --          396,871
                                  ------------     ------------    ----------    ----------     ------------
Net Income......................       626,483          195,440         8,770            --          830,693
Dividend on Preferred Stock.....            --             (555)           --            --             (555)
                                  ------------     ------------    ----------    ----------     ------------
Net Income Available to Common
  Shareholders..................  $    626,483     $    194,885    $    8,770    $       --     $    830,138
                                  ============     ============    ==========    ==========     ============

Average Shares Outstanding:
  Basic.........................   464,201,545      137,333,000     7,048,190                    570,324,710
  Diluted.......................   475,624,871      138,620,000     7,283,791                    582,850,730

Earnings Per Share:
  Basic.........................  $       1.35     $       1.42    $     1.24                   $       1.46
  Diluted.......................  $       1.33     $       1.41    $     1.20                   $       1.43

See accompanying notes to the unaudited pro forma condensed combined financial information.


                      FIFTH THIRD BANCORP AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                   ($000'S, EXCEPT SHARES AND PER SHARE DATA)

                                    FIFTH THIRD        OLD KENT       CAPITAL
                                    BANCORP AND       FINANCIAL      HOLDINGS,      PRO FORMA      PRO FORMA
                                    SUBSIDIARIES     CORPORATION        INC.       ADJUSTMENTS      COMBINED
                                   --------------    ------------    ----------    -----------    ------------
Interest Income..................   $ 2,738,082      $  1,461,363    $   65,786    $       --     $  4,265,231
Interest Expense.................     1,333,491           688,245        36,818            --        2,058,554
                                    -----------      ------------    ----------    ----------     ------------
Net Interest Income..............     1,404,591           773,118        28,968            --        2,206,677
Provision for Credit Losses......       134,057            35,388         2,310            --          171,755
                                    -----------      ------------    ----------    ----------     ------------
Net Interest Differential........     1,270,534           737,730        26,658            --        2,034,922
                                    -----------      ------------    ----------    ----------     ------------
Other Operating Income:
    Service Charges on
      Deposits...................       174,257            78,153           569            --          252,979
    Other Operating Income.......       703,429           378,577         1,663            --        1,083,669
                                    -----------      ------------    ----------    ----------     ------------
Total Other Income...............       877,686           456,730         2,232            --        1,336,648
                                    -----------      ------------    ----------    ----------     ------------

Operating Expenses:
    Salaries, Wages and
      Benefits...................       505,075           381,224         7,888            --          894,187
    Equipment and Occupancy
      Expenses...................       122,072           107,345         1,529            --          230,946
    Other Operating Expenses.....       494,809           277,310         5,370            --          777,489
                                    -----------      ------------    ----------    ----------     ------------
Total Operating Expenses.........     1,121,956           765,879        14,787            --        1,902,622
                                    -----------      ------------    ----------    ----------     ------------
Earnings Before Income Taxes.....     1,026,264           428,581        14,103            --        1,468,948
Applicable Income Taxes..........       358,035           149,463         4,608            --          512,106
                                    -----------      ------------    ----------    ----------     ------------
Net Income.......................       668,229           279,118         9,495            --          956,842
Dividend on Preferred Stock......            --              (740)           --            --             (740)
                                    -----------      ------------    ----------    ----------     ------------
Net Income Available to Common
  Shareholders...................   $   668,229      $    278,378    $    9,495    $       --     $    956,102
                                    ===========      ============    ==========    ==========     ============

Average Shares Outstanding:
    Basic........................   459,178,812       139,003,000     6,135,009                    565,955,168
    Diluted......................   471,855,758       140,594,000     6,324,889                    579,930,597

Earnings Per Share:
    Basic........................   $      1.46      $       2.00    $     1.55                   $       1.69
    Diluted......................   $      1.43      $       1.98    $     1.50                   $       1.66

See accompanying notes to the unaudited pro forma condensed combined financial information.


                      FIFTH THIRD BANCORP AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1998
                   ($000'S, EXCEPT SHARES AND PER SHARE DATA)

                                    FIFTH THIRD        OLD KENT       CAPITAL
                                    BANCORP AND       FINANCIAL      HOLDINGS,      PRO FORMA      PRO FORMA
                                    SUBSIDIARIES     CORPORATION        INC.       ADJUSTMENTS      COMBINED
                                   --------------    ------------    ----------    -----------    ------------
Interest Income..................   $ 2,585,927      $  1,466,230    $   55,568    $       --     $  4,107,725
Interest Expense.................     1,315,947           726,027        31,751            --        2,073,725
                                    -----------      ------------    ----------    ----------     ------------
Net Interest Income..............     1,269,980           740,203        23,817            --        2,034,000
Provision for Credit Losses......       123,489            52,930         1,230            --          177,649
                                    -----------      ------------    ----------    ----------     ------------
Net Interest Differential........     1,146,491           687,273        22,587            --        1,856,351
                                    -----------      ------------    ----------    ----------     ------------

Other Operating Income:
  Service Charges on Deposits....       155,786            74,401           395            --          230,582
  Other Operating Income.........       597,758           339,219         1,286            --          938,263
                                    -----------      ------------    ----------    ----------     ------------
Total Other Income...............       753,544           413,620         1,681            --        1,168,845
                                    -----------      ------------    ----------    ----------     ------------

Operating Expenses:
  Salaries, Wages and Benefits...       454,373           361,551         6,611            --          822,535
  Equipment and Occupancy
    Expenses.....................       112,108            99,453         1,192            --          212,753
  Other Operating Expenses.......       499,726           242,599         4,731            --          747,056
                                    -----------      ------------    ----------    ----------     ------------
Total Operating Expenses.........     1,066,207           703,603        12,534            --        1,782,344
                                    -----------      ------------    ----------    ----------     ------------
Earnings Before Income Taxes.....       833,828           397,290        11,734            --        1,242,852
Applicable Income Taxes..........       287,316           136,152         3,805            --          427,273
                                    -----------      ------------    ----------    ----------     ------------
Net Income.......................       546,512           261,138         7,929            --          815,579
Dividend on Preferred Stock......            --              (740)           --            --             (740)
                                    -----------      ------------    ----------    ----------     ------------
Net Income Available to Common
  Shareholders...................   $   546,512      $    260,398    $    7,929    $       --     $    814,839
                                    ===========      ============    ==========    ==========     ============

Average Shares Outstanding:
  Basic..........................   452,002,289       143,962,000     6,007,458                    562,366,927
  Diluted........................   463,127,454       145,888,000     6,110,595                    574,983,134

Earnings Per Share:
  Basic..........................   $      1.21      $       1.81    $     1.32                   $       1.45
  Diluted........................   $      1.19      $       1.79    $     1.30                   $       1.42

See accompanying notes to the unaudited pro forma condensed combined financial information.


                      FIFTH THIRD BANCORP AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                   ($000'S, EXCEPT SHARES AND PER SHARE DATA)

                                      FIFTH THIRD
                                        BANCORP        OLD KENT       CAPITAL
                                          AND          FINANCIAL     HOLDINGS,     PRO FORMA      PRO FORMA
                                      SUBSIDIARIES    CORPORATION      INC.       ADJUSTMENTS     COMBINED
                                      ------------    -----------    ---------    -----------    -----------
Interest Income.....................  $ 2,477,612     $ 1,455,829    $  47,593    $       --     $ 3,981,034
Interest Expense....................    1,304,077         722,055       27,026            --       2,053,158
                                      -----------     -----------    ---------    ----------     -----------
Net Interest Income.................    1,173,535         733,774       20,567            --       1,927,876
Provision for Credit Losses.........      116,946          59,673        1,005            --         177,624
                                      -----------     -----------    ---------    ----------     -----------
Net Interest Differential...........    1,056,589         674,101       19,562            --       1,750,252
                                      -----------     -----------    ---------    ----------     -----------
Other Operating Income:
  Service Charges on Deposits.......      132,340          66,544          313            --         199,197
  Other Operating Income............      458,088         247,798          892            --         706,778
                                      -----------     -----------    ---------    ----------     -----------
Total Other Income..................      590,428         314,342        1,205            --         905,975
                                      -----------     -----------    ---------    ----------     -----------
Operating Expenses:
  Salaries, Wages and Benefits......      402,338         333,765        5,669            --         741,772
  Equipment and Occupancy
    Expenses........................      103,886          91,402          903            --         196,191
  Other Operating Expenses..........      343,678         188,565        4,179            --         536,422
                                      -----------     -----------    ---------    ----------     -----------
Total Operating Expenses............      849,902         613,732       10,751            --       1,474,385
                                      -----------     -----------    ---------    ----------     -----------
Earnings Before Income Taxes........      797,115         374,711       10,016            --       1,181,842
Applicable Income Taxes.............      267,736         126,880        3,234            --         397,850
                                      -----------     -----------    ---------    ----------     -----------
Net Income..........................      529,379         247,831        6,782            --         783,992
Dividend on Preferred Stock.........           --            (740)          --            --            (740)
                                      -----------     -----------    ---------    ----------     -----------
Net Income Available to Common
  Shareholders......................  $   529,379     $   247,091    $   6,782    $       --     $   783,252
                                      ===========     ===========    =========    ==========     ===========
Average Shares Outstanding:
  Basic.............................  446,796,159     150,116,000    5,699,712                   561,518,415
  Diluted...........................  454,240,608     151,803,000    5,927,454                   570,356,544
Earnings Per Share:
  Basic.............................  $      1.18     $      1.65    $    1.19                   $      1.39
  Diluted...........................  $      1.17     $      1.63    $    1.14                   $      1.37

See accompanying notes to the unaudited pro forma condensed combined financial information.


                      FIFTH THIRD BANCORP AND SUBSIDIARIES
                        NOTES TO THE UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 -- BASIS OF PRESENTATION

     The Unaudited Pro Forma Condensed Combined Financial Information has been prepared assuming Fifth Third's mergers with both Old Kent and Capital Holdings will be accounted for under the pooling-of-interests method and is based on the historical consolidated financial statements of Fifth Third, Old Kent and Capital Holdings.

NOTE 2 -- SHAREHOLDERS' EQUITY

     For the merger of Fifth Third and Old Kent, each share of Old Kent common stock outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive .74 of a share of Fifth Third common stock. Old Kent had 137.0 million shares of common stock outstanding at September 30, 2000, which will be exchanged for approximately 101.4 million shares of Fifth Third common stock. The common stock in the Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the par value amount of the Fifth Third shares issued.

     For the merger of Fifth Third and Capital Holdings, each share of Capital Holdings common stock outstanding immediately prior to the effective time of the merger will be cancelled and converted in to the right to receive .638 of a share of Fifth Third common stock. Capital Holdings had 7.0 million shares of common stock outstanding at September 30, 2000, which will be exchanged for approximately 4.5 million shares of Fifth Third common stock. The common stock in the Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the par value amount of the Fifth Third shares issued.

     Pro forma retained earnings reflects an adjustment for estimated merger-related charges as described in Note 3 below.

     Fifth Third's treasury stock at September 30, 2000 represents shares purchased in anticipation of reissuance in connection with the purchase of Ottawa Financial Corporation. The treasury shares were reissued upon the December 8, 2000 consummation of the transaction, the pro forma effects of which are immaterial. Pro forma treasury stock reflects the elimination of Capital Holdings treasury stock.

     On December 19, 2000, Fifth Third rescinded the board of directors' authorization dated June 20, 2000 to purchase up to five percent of Fifth Third's outstanding shares of common stock on the open market.

NOTE 3 -- MERGER-RELATED CHARGES

     In connection with the merger of Fifth Third and Old Kent, the combined company expects to incur pretax merger-related charges of approximately $304 million. These charges are expected to include approximately $42 million for conforming Old Kent's loan quality measurements to those of Fifth Third and for the change in intent in the management of certain commercial loans; $42 million in occupancy and equipment charges (including lease termination costs, elimination of duplicate facilities and write-off of equipment); $10 million in the write-off of capitalized software and other assets; $77 million in employee-related costs (including change-in-control and severance payments); $50 million in conversion costs and contract terminations; $47 million in balance sheet restructuring charges to comply with Fifth Third's asset liability management policies; and $36 million in other merger-related costs (including investment banker and other professional fees).

     The merger-related charges and the related tax effect have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2000, and have not been reflected in the Unaudited Pro Forma Condensed Combined Statements of Income as they are not expected to have a continuing impact on the operations of the combined company.


         (c)      Exhibits.

         2.1 Agreement and Plan of Merger dated as of November 20, 2000 by and between Fifth Third Bancorp and Old Kent Financial Corporation (omitting schedules and exhibits).*

         2.2 Amended and Restated Agreement and Plan of Merger dated as of January 16, 2001 by and among Old Kent Financial Corporation, Fifth Third Bancorp and Fifth Third Financial Corporation (omitting schedules and exhibits).

         4.1 Stock Option Agreement dated as of November 20, 2000 by and between Old Kent Financial Corporation, as Issuer, and Fifth Third Bancorp, as Grantee.*

         99.1     Press Release dated November 20, 2000*
         ----------------------------
         *        Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2001

                                FIFTH THIRD BANCORP
                                -------------------


                                By:  /s/ Paul L. Reynolds
                                     ------------------------------------------
                                     Paul L. Reynolds, Executive Vice President
                                     and Assistant Secretary